EXHIBIT 99.1


PETROSEARCH ANNOUNCES ACQUISITION OF THE KALLINA LEASE AND 46#1 WELL IN THE SOUTHWEST GARWOOD PROJECT AND RELATED FINANCING AGREEMENT
Friday November 3, 8:50 am ET

HOUSTON--(BUSINESS WIRE)--Petrosearch Energy Corporation (OTCBB:PTSG - News)
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announced today that it has exercised its option to acquire a 100% working interest (68% after payout working interest) from Rock Energy Partners Operating, L.P. in the Anthony Kallina et al lease covering 438.16 acres and the existing Kallina 46#1 well in the Southwest Garwood Field of Colorado County, Texas. In connection with Petrosearch's exercise of the option and acquisition of these interests into its newly formed subsidiary, Garwood Petrosearch, Inc. ("Garwood"), Garwood has executed an agreement ("Agreement") with Laurus Master Fund, Ltd. ("Laurus") for Laurus to provide financing for the acquisition, payment of the previous working interest owner's vendor obligations and the completion costs for the Kallina 46#1 well. Garwood was formed to hold the
Section 46 lease and the Kallina 46#1 well acquired from Rock Energy Partners.

The Laurus agreement provides for execution by Garwood of a Secured Term Note ("Note") secured by the Kallina Lease interests and by the Petrosearch ownership interests in Garwood. As a part of the financing arrangement, Garwood likewise issued Laurus a warrant (simultaneously assigned by Laurus to Kallina Corporation, a wholly owned subsidiary of Laurus) to acquire, upon payout of the
Note indebtedness, 45% of the outstanding common stock of Petrosearch's Garwood subsidiary such that upon exercise of the warrant, Garwood will be owned 55% by Petrosearch and 45% by Kallina Corporation. Advances under the Note shall bear interest at Wall Street Journal Prime plus 2%. Payments under the Note will be paid from 90% of net production revenues, and after 120 days from closing the Note will require a monthly minimum payment of $100,000.

As previously announced, the Kallina 46#1 was drilled to approximately 16,230 feet and encountered in excess of 250 feet of potentially productive net pay in the well. It is estimated that there are up to three additional drilling locations on the Kallina Lease. The Note also allows, but does not obligate, Laurus to finance additional development drilling on the property. Completion operations are slated to begin immediately.

Commenting on the transaction and financing, Richard Dole, Chief Executive Officer of Petrosearch stated, "We are extremely pleased to have a new financial relationship and have an agreement that benefits all parties concerned. This provides us an opportunity to increase our ownership and operations in the placeSouthwest Garwood project." Mr. Dole added, "In addition to the Southwest Garwood Project we are continuing to advance our other two large resource projects, the Barnett Shale and the Quinduno water flood in the StateTexas panhandle of the PlaceNameplaceAnadarko PlaceTypeBasin."

About Petrosearch

Petrosearch Energy Corporation is a resource based energy company with project focus in the Barnett Shale, the Anadarko Basin of North Texas and the Wilcox trend of placeSouth Texas. The Company is a StateNevada corporation with executive offices in CityplaceHouston, StateTexas. For more information please visit www.petrosearch.com.
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Forward-Looking Statements

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Such risks and uncertainties are set forth herein.


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Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.


Contact:
Petrosearch Energy Corporation, Houston
Investor Relations Contacts
Cole Patterson, 713-334-5123
investor.relations@petrosearch.com
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or
Piedmont IR, LLC
Keith Fetter or Darren Bankston, 678-455-3696 info@piedmontir.com
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Source: Petrosearch Energy Corporation